Exhibit 23.1


               Consent of Independent Certified Public Accountants

We consent to the use of our report dated April 27, 2001, included in the Annual Report on Form 10-K of Aphton Corporation for the year ended January 31, 2001, with respect to the financial statements, as amended, included in this Form 10-K/A.

                                                     /s/ Ernst & Young LLP

Miami, FL
December 17, 2001